                                                                     EXHIBIT 4.3


                        CERTIFICATE OF CORRECTION TO THE

                           CERTIFICATE OF DESIGNATION
                                       of
                         FIRST SERIES OF PREFERRED STOCK
                                       of
                          TOUCH AMERICA HOLDINGS, INC.
                         (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)

           ---------------------------------------------------------


         Touch America Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 thereof,

         HEREBY CERTIFIES: That on December 15, 2001, the Board of Directors of the corporation established and designated a First Series of Preferred Stock. The following inaccuracies were set forth in the Certificate of Designation Exhibit A as shown in bold:

1.       FIRST SERIES.

                  The First Series of Preferred Stock of the Corporation (the "First Series"), consists of 500,000 shares designated as "Preferred Stock, $6.875 Series," and has the relative rights, preferences and limitations as set forth in THESE RESTATED ARTICLES OF INCORPORATION, and as follows:

         (a) The dividend rate for the First Series shall be $6.875 per share per annum; quarterly periods ending January 31, April 30, July 31 and October 31 of each year hereby are established as the regular dividend periods for the shares of such Series and dividends for such periods shall be payable, in arrears, on February 1, May 1, August 1, and November 1 of each year; provided, however, the first dividend shall be payable, in arrears, on February 1, 1994, for the period from the date of the original issue through January 31, 1994; and dividends on shares of the FIRST Series shall be cumulative from the date of original issue;

                                                                     EXHIBIT 4.3


         (b) The shares of the FIRST Series shall not be redeemable prior to November 1, 2003; the shares shall be redeemable, at the option of the Corporation, in whole or in part, at any time upon not less than thirty (30) days' notice, on and after November 1, 2003, at the redemption prices per share set forth below, plus, in each case, accumulated but unpaid dividends to the date of redemption:

         Redemption Period                                      Price
November 1, 2003 to October 31, 2004                          $103.438

November 1, 2004 to October 31, 2005                          $103.094

November 1, 2005 to October 31, 2006                          $102.750

November 1, 2006 to October 31, 2007                          $102.406

November 1, 2007 to October 31, 2008                          $102.063

November 1, 2008 to October 31, 2009                          $101.719

November 1, 2009 to October 31, 2010                          $101.375

November 1, 2010 to October 31, 2011                          $101.031

November 1, 2011 to October 31, 2012                          $100.688

November 1, 2012 to October 31, 2013                          $100.344

November 1, 2013 and thereafter                               $100.000

         NOW THEREFORE, it is Resolved that the text of the amendment so authorized is as follows shown in bold and will replace in its entirety Paragraph 1 of Exhibit A and Sections a & b.

1.       FIRST SERIES.

               The First Series of Preferred Stock of the Corporation (the "First Series"), consists of 500,000 shares designated as "Preferred Stock, $6.875 Series," and has the

                                                                     EXHIBIT 4.3


relative rights, preferences and limitations as set forth in this CERTIFICATE OF INCORPORATION, and as follows:

         (a) The dividend rate for the First Series shall be $6.875 per share per annum; quarterly periods ending January 31, April 30, July 31 and October 31 of each year hereby are established as the regular dividend periods for the shares of such Series and dividends for such periods shall be payable, in arrears, on February 1, May 1, August 1, and November 1 of each year; provided, however, the first dividend shall be payable, in arrears, on February 1, 1994, for the period from the date of the original issue through January 31, 1994; and dividends on shares of the FIRST Series shall be cumulative from the date of original issue;

         (b) The shares of the FIRST Series shall not be redeemable prior to November 1, 2003; the shares shall be redeemable, at the option of the Corporation, in whole or in part, at any time upon not less than thirty (30) days' notice, on and after November 1, 2003, at the redemption prices per share set forth below, plus, in each case, accumulated but unpaid dividends to the date of redemption:

         Redemption Period                                      Price
November 1, 2003 to October 31, 2004                          $103.438

November 1, 2004 to October 31, 2005                          $103.094

November 1, 2005 to October 31, 2006                          $102.750

November 1, 2006 to October 31, 2007                          $102.406

November 1, 2007 to October 31, 2008                          $102.063

November 1, 2008 to October 31, 2009                          $101.719

November 1, 2009 to October 31, 2010                          $101.375

                                                                     EXHIBIT 4.3

November 1, 2010 to October 31, 2011                          $101.031

November 1, 2011 to October 31, 2012                          $100.688

November 1, 2012 to October 31, 2013                          $100.344

November 1, 2013 and thereafter                               $100.000


         IN WITNESS WHEREOF, Touch America Holdings, Inc. has caused this certificate to be executed in its name and on its behalf by its Vice President, Chief Financial Officer and Treasurer as of April 13, 2001.



                                   Touch America Holdings, Inc.



                                   By: /s/ J. P. Pederson
                                      ----------------------------------------
                                           J. P. Pederson,
                                           Vice President, Chief Financial
                                           Officer and Treasurer